ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into as of January 30, 2014 by and between Development Tech, Inc., a Nevada corporation (“Buyer”), Development Capital Group, Inc., a Florida corporation (“Seller”).  Buyer and Seller shall individually be referred to herein as a “Party”, and collectively as the “Parties”.

RECITALS

WHEREAS, Seller is the owner of the intellectual property “Realty Valuator”, which is a multi-platform application that supports real estate investors by sourcing available properties in the market and providing tools to easily evaluate and capitalize on prospective property investments;

WHEREAS, Seller desires to sell Realty Valuator, and other certain assets as described herein, to Buyer in exchange for all of the issued and outstanding stock of Buyer, therefore making Buyer a wholly owned subsidiary of Seller;

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties hereinafter contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

SECTION 1.  Definitions

In this Agreement:

1.1 “Actual Knowledge,” when used in reference to a Party, means the actual knowledge as of the date of this Agreement of the person attributed to have such Actual Knowledge.

1.2 “Breach” means a breach of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant hereto, and will be deemed to have occurred if there is or has been (a) any inaccuracy in, or breach of, or any failure to perform, or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person (as hereinafter defined)) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term “Breach” means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

1.3  “Buyer” has the meaning set forth in the preamble hereto.

1.4 “Closing” has the meaning set forth in Article 3 hereof.

1.5 “Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

1.6 “Governmental Body” means any national, federal, state or local governmental, judicial or regulatory agency, authority or body within or outside the United States.

1.7 “Intellectual Property” means intangible assets of Realty Valuator;

1.8 “Knowledge,” when used in reference to a Party, means the Actual Knowledge as of the date of this Agreement.

1.9 “Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational, judgment or other administrative order, decree, constitution, law, ordinance, principle of common law, rule, regulation, statute, or treaty.

1.10 “Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including, but not limited to, any liability for Taxes.

1.11 “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability, joint venture, estate, association, organization, labor union, or other entity or governmental body.

1.12 “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

1.13 “Purchase Price” has the meaning set forth in Section 2.2 hereof.

1.14 “Securities Act” means the Securities Act of 1933, as amended, or any successor law, and any and all regulations and rules issued pursuant to such act or any successor law.

1.15 “Tax” means any net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, excise, severance, stamp, occupation, premium, property or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any taxing authority (whether domestic or foreign).

1.16 “Tax Return” means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of, or compliance with, any Legal Requirement relating to any Tax.

SECTION 2.  Purchase and Sale

2.1 Sale and Transfer.  At the Closing, as defined below, Buyer shall and hereby does purchase and acquire from Seller, and Seller shall and hereby does sell, transfer, convey, assign and deliver the following assets to Buyer: (a) the intellectual property known as Realty Valuator; and (b) the contracts and promissory notes as listed in Schedule 2.1 attached hereto (collectively, the “Assets”).

2.2 Purchase Price.  In full consideration of the Assets, Buyer shall issue to Seller  shares of restricted common stock (the “Shares”), which shall constitute all of Buyer’s issued and outstanding shares of common stock (the “Purchase Price”).

SECTION 3.  Closing

3.1 Time and Place.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place immediately after both Parties have executed this Agreement, and Seller has received proper authorization from its board of directors authorizing Seller’s entry into this Agreement.

3.2 Closing Procedures.  On the date of the Closing, the Parties to this Agreement shall follow all procedures as contemplated by this Agreement without variation except as otherwise agreed upon in writing.

3.3 Deliveries.  At the Closing:

    3.3.1 Seller shall deliver to Buyer:

(a)Resolutions of the Board of Directors of Seller authorizing entry into this Agreement, and the sale of the Assets;

(b)Assignments to the promissory notes and contracts as listed in Schedule 2.1 attached hereto.

(c)Such other documents and instruments as the Buyer, or its counsel,  may reasonably request to effectuate the Closing and any other transactions contemplated hereby.

   3.3.2 Buyer shall deliver to Seller:

(a)A share certificate, with a restrictive legend as fully described herein, in the amount of 5,100,000, in the Name of Seller, constituting all of the issued and outstanding shares of commons stock of Buyer;

(b)Such other documents and instruments as the Seller, or its counsel, may reasonably request to effectuate the Closing and/or any other transactions contemplated hereby.

SECTION 4.  Representations and Warranties of Buyer

For good and valuable consideration, Buyer hereby represents and warrants to Seller as follows:

4.1 Valid Issuance of the Shares.  Buyer represents and warrants that it is issuing to Seller all of its issued and outstanding shares of its common stock, free and clear of any and all Encumbrances whatsoever (except restrictions on transfer imposed by the Securities Act and applicable securities laws) and the Seller will thereafter have good and marketable title thereto, and the delivery of the Shares by the Buyer to Seller pursuant to this Agreement will convey to the Seller lawful, valid and indefeasible title thereto, free and clear of all Encumbrances whatsoever (except restrictions on transfer imposed by the Securities Act and applicable securities laws).  The Shares are not subject to any voting arrangement or other contract, agreement, arrangement, commitment or understanding, including, without limitation, any such contract, agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

4.2 Compliance with Securities Laws. The Shares will be issued to Seller in compliance with applicable exemptions from (a) the registration and prospectus delivery requirements of the Securities Act; and (b) the registration and qualification requirements of all applicable securities laws of the states of the United States.

4.3 Existence and Authority; Organization.

4.3.1 Necessary Authority.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of Nevada and is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required.  Buyer has (a) full power and authority to execute and deliver this Agreement and the other agreements contemplated hereby, and to consummate the transactions contemplated hereby and thereby; and (b) this Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against the Buyer in accordance with its terms.

4.3.2 No Approvals or Conflicts.  Buyer hereby represents that: the execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby, do not and will not:  (a) require the consent or approval of, or filing with, any Person or Governmental Body, (b) violate any law, regulation, judgment or order binding upon Buyer, or (c) to the best of Buyers’ Knowledge constitute or result in the breach of any provision of, or constitute a default under, any agreement, indenture or other instrument to which Buyer is bound.

4.4 Completeness of Statements.  No representation or warranty Buyer herein, and no written statement or certificate furnished, or to be furnished, by or on behalf of Buyer, or their agents pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain on the Closing any untrue statement of a material fact or omits or will omit to state a material fact necessary in light of the circumstances to make the statements contained herein or therein not misleading.

SECTION 5.  Representations and Warranties of the Seller

For good and valuable consideration, Seller hereby represents and warrants to the Buyer as follows:

5.1 Existence and Authority; Organization.

5.1.1 Necessary Authority.  Seller is a corporation duly organized, validly existing and in good standing under the laws of Florida and is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required.  Seller has (a) full power and authority to execute and deliver this Agreement and the other agreements contemplated hereby, and to consummate the transactions contemplated hereby and thereby; and (b) this Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

5.1.3 No Approvals or Conflicts.  Seller hereby represents that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, do not and will not: (a) require the consent or approval of, or filing with, any Person or Governmental Body, (b) violate any material Legal Requirement binding upon the Seller, or (c) constitute or result in the material breach of any provision of, or constitute a default under, any agreement, indenture or other instrument to which Seller is a party or by which the Assets may be bound.  At Closing, Seller shall have obtained all consents from all necessary third parties in regards to the assignment of the Assets.

5.2 No Bankruptcy, Litigation.  There has not been filed any petition or application, or any proceedings commenced, by or against, or with respect to any assets of Seller, under Title 11 of the United States Code or any other law, domestic or foreign, relating to bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt or creditors’ rights, by Seller and the Seller has not made any assignment for the benefit of creditors.

5.3 Legal Compliance and Proceedings.  Seller has not received any notice from a governmental agency alleging that it is not in compliance with all material Legal Requirements associated with the Assets, and there is no pending Proceeding:  (a) that has been commenced by or against Seller or that otherwise relates to or may affect the Assets; or (b) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereunder.

5.4 Taxes.

5.12.1 Seller has timely filed or caused to be timely filed (or has received an appropriate extension of time to file) all material Tax Returns that are or were required to be filed by it prior to Closing, pursuant to applicable Legal Requirements, and such Tax Returns were true and correct in all material respects.

5.12.2 Seller has paid (or made appropriate provision in the Financial Statements for the payment of) all Taxes that have or may have become due pursuant to material Tax Returns or otherwise, or pursuant to any assessment received by Seller.  Seller has withheld and paid over to the appropriate Governmental Body all Taxes required by law, rule or regulation to have been withheld and paid by the Seller in connection with amounts paid by or owing to any employee, independent contractor, creditor, member or other third party.  Seller is under no obligation to prepay, and has not prepaid, any taxes.

5.12.3 No claims have ever been made against Seller by any tax authority in a jurisdiction where the Seller does not file material Tax Returns that it is or may be subject to taxation by that jurisdiction.  There is no pending, or threatened in writing, action, audit, proceeding or investigation for the assessment or collection of any Taxes.

5.12.4 No power of attorney has been granted by the Seller, and is currently in force, with respect to any matter relating to Taxes, and there are no liens (other than liens for Taxes that are not yet due and payable or which are being contested in good faith) on any assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Tax, except for liens which would not, individually or in the aggregate, have a material adverse effect with respect to the Seller.

5.5 Completeness of Statements.  No representation or warranty herein, and no written statement or certificate furnished or to be furnished by or on behalf of Seller to Buyer pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain as of the Closing any untrue statement of a material fact or omits or will omit to state a material fact necessary in light of the circumstances to make the statements contained herein or therein not misleading.

SECTION 6.  Investment Representations and Warranties of Seller.

6.1 Purchase for Own Account. The Shares to be delivered to Seller at the Closing, will be acquired for investment for the Seller's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Regulation D of the Securities Act, and Seller has no present intention of selling, granting any participation in or otherwise distributing the same.

6.2 Investment Experience.  Seller understands that the acquisition of the Shares involves substantial risk. Seller has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment and protecting its own interests in connection with this investment.

6.3 Accredited Investor Status.  Seller is an "accredited investor" within the meaning of Rule 501(a) of Regulation D.

6.4 Restricted Securities. Seller understands that: (a) the Shares are characterized as "restricted securities" under the Securities Act, in as much as they are being acquired from Buyer in a transaction not involving a public offering; and (b) under the Securities Act and applicable rules and regulations thereunder, such securities may be resold without registration under the Securities Act only in certain limited circumstances. Seller is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  At the end of any applicable holding period as required, Purchaser agrees that if they were to resell the Shares, it would be in accordance with Rule 144 of the Securities Act, or pursuant to registration or an exemption.

6.5 No Public Market.  Seller understands that no public market now exists for any of the securities issued by Buyer, that the Buyer has made no assurances that a public market will ever exist for any of its securities.

6.6 Governmental Review.  Seller understands that no federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

6.7 Legends. Unless registered with the Securities and Exchange Commission, the Shares will bear a legend in substantially the following form:

 "The shares represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be transferred or otherwise disposed of unless they have been registered under such Act or pursuant to an exemption from registration under such Act."

Furthermore, Buyer shall place on each stock certificate any legend required by applicable state securities laws. In addition, Seller agrees that Buyer may place stop transfer orders with respect to such certificates. The legend set forth above shall be removed by Buyer from any certificate evidencing the Shares upon delivery to Buyer of an opinion by counsel, reasonably satisfactory to Buyer, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which Buyer issued the Shares.

SECTION 7.  Covenants

7.1 Pre-Closing Covenants. The Parties hereto agree as follows with respect to the period between the execution of this Agreement and the Closing.

7.1.1. General. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

7.1.2. Notices and Consents.  Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to herein.

7.1.3. Post-Closing Covenants.  The Parties to this Agreement agree as follows with respect to the period following the Closing:

(a) General.  In case at any time after the Closing further action is  necessary or desirable to carry out the purposes of this Agreement, each of the Parties hereto will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting party.

SECTION 8. Expenses

10.1Each Party shall pay their own expenses associated with the transactions contemplated hereby, including without limitation, all fees and expenses of agents, representatives, counsel, accountants and consultants.

SECTION 10. General

10.2 Entire Agreement.  This Agreement constitutes the entire agreement among the Parties hereto, and no party hereto shall be bound by any communications between them on the subject matter hereof unless such communications are in writing and bear a date contemporaneous with, or subsequent to, the date hereof.

10.3 Successors and Assigns.  This Agreement shall be binding upon the Parties hereto, their heirs, personal representatives, successors and assigns.

10.4 Execution of Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

10.5 Notices.  All notices, requests, demands, claims, and other communications hereunder must be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given when sent if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the BUYER:

If to SELLER:

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

10.6 Governing Law; Jurisdiction; Service of Process.  This Agreement shall be governed by the internal laws of the State of Florida.  The parties hereby consent to process being served in any action by delivery via Federal Express or any other nationally recognized overnight courier.

10.7 Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.  No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

10.8 Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

10.9 Interpretation.  Each Party has been represented by legal counsel in connection with the negotiation of the transactions in this Agreement contemplated and the drafting and negotiation of this Agreement.  Each Party and its legal counsel have had an opportunity to review and suggest revisions to the language of this Agreement.  Accordingly, no provision of this Agreement shall be construed for or against or interpreted to the benefit or disadvantage of any Party by reason of any Party having or being deemed to have structured or drafted such provision.

10.10 Appendices, Schedules and Exhibits.  All references in this Agreement to exhibits and schedules shall, unless otherwise expressly provided, be deemed to be references to the appendices, exhibits and schedules attached to this Agreement.  All such appendices, exhibits and schedules attached to this Agreement are incorporated into this Agreement as though fully set forth in this Agreement.

IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the date first set forth above.

“BUYER”
By: /s/Joseph Ricard Name: Joseph Ricard Title: President

“SELLER”
By: /s/Joseph Ricard Name: Joseph Ricard Title: President

Schedule 2.1

Contracts and Promissory Notes to be Assumed by Buyer

1.

Conversion Agreement, dated January 16, 2014

2.

Convertible Note Purchase Agreement, and corresponding Convertible Promissory Note, both dated October 30, 2013

3.

Promissory Note dated December 19, 2013